As filed with the Securities and Exchange Commission on June 10, 2011
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRIVATEBANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3681151 (I.R.S. Employer Identification Number)

120 South LaSalle Street
Chicago, Illinois 60603
(312) 564-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer R. Evans, Esq.
General Counsel
120 South LaSalle Street, Suite 400
Chicago, Illinois 60603
(312) 564-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jennifer Durham King, Esq.
Vedder Price P.C.
222 North LaSalle Street, Suite 2600
Chicago, Illinois 60601
(312) 609-7500

Approximate date of commencement of proposed sale to the public:  From time-to-time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit or share	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities(2)	(1)	—	—	—
Preferred Stock(3)(4)	(1)	—	—	—
Common Stock(5)	(1)	—	—	—
Warrants(6)	(1)	—	—	—
Depositary Shares(3)	(1)	—	—	—
Purchase Contracts(7)	(1)	—	—	—
Units(8)	(1)	—	—	—
Total				(1)

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class are being registered as may from time to time be issued at unspecified prices.  The securities registered also include such unspecified number of securities as may be issued upon conversion of or exchange for other securities that provide for conversion or exchange, or pursuant to any anti-dilution provisions of any such other securities.  In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), PrivateBancorp, Inc. (the “Company”), hereby defers payment of the registration fee required in connection with this Registration Statement.

(2)	The debt securities that may be offered hereunder may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.
(3)
In the event that the Company elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

(4)
Shares of common stock may be issuable upon conversion of shares of preferred stock (or depositary shares representing shares of preferred stock) registered hereunder.  No separate consideration will be received for such shares of common stock.

(5)
Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends, recapitalizations, or similar events or adjustments in the number of shares issuable.

(6)
Warrants may be sold separately or together with debt securities, preferred stock, common stock or depositary shares.  Includes an indeterminate number of debt securities, shares of preferred stock, shares of common stock or depositary shares that may be issuable upon the exercise of warrants for such securities.

(7)	The purchase contracts may require the holder thereof to purchase or sell debt securities, preferred stock, depositary shares or common stock.
(8)	The Units to be offered hereunder may consist of one or more securities described in the applicable prospectus supplement.

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Units
Warrants
Depositary Shares

We may offer and sell from time to time in one or more offerings the securities listed above.  In addition, certain selling securityholders may offer and sell from time to time our securities that they own.  We will provide the specific terms of the securities to be offered in supplements to this prospectus and will identify, if applicable, any selling securityholders.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “PVTB.”

Investing in our securities involves risks. See the section entitled “Risk Factors” contained in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2011.

TABLE OF CONTENTS

Page

About This Prospectus	i
Cautionary Statement Regarding Forward-Looking Statements	1
PrivateBancorp, Inc	1
Use of Proceeds	2
Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends	2
Selling Securityholders	3
Securities That May Be Offered	3
Description of Capital Stock	4
Legal Matters	6
Experts	6
Incorporation of Documents by Reference	6
Where You Can Find More Information	7

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement, as may be amended from time to time, that we filed with the Securities and Exchange Commission (the “SEC”) under which we or any selling securityholder identified in the future may sell securities in one or more offerings.  Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about PrivateBancorp, Inc. and the securities offered under this prospectus.  That registration statement and any amendments to the registration statement can be read at the Securities and Exchange Commission’s Internet site at www.sec.gov, or at its offices mentioned under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “PrivateBancorp,” “the Company,” “we,” “our,” and “us” refer to PrivateBancorp, Inc. and our consolidated subsidiaries, unless the context indicates otherwise.

This prospectus includes our trademarks and other tradenames identified herein.  All other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus and the applicable prospectus supplement or incorporated by reference in this prospectus and in any applicable prospectus supplement.  We have not authorized anyone to provide you with information that is different.  This prospectus and any applicable prospectus supplement may only be used where it is legal to sell these securities.  The information in this prospectus and in any applicable prospectus supplement may only be accurate on the date of this document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any related prospectus supplement and in information incorporated by reference into this prospectus and any related prospectus supplement that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “continue” and similar expressions.  These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events and our business strategies.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors including, among other things, changes in general economic and business conditions and the risks and other factors set forth in sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the related prospectus supplement, and in the documents that are incorporated by reference into this prospectus and the related prospectus supplement.  Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements.  In addition, our past results of operations do not necessarily indicate our future results.  You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made.  We are not undertaking an obligation to update these forward-looking statements, even though our situation may change in the future, except as required under federal securities law.  We qualify all of our forward-looking statements by these cautionary statements.

PRIVATEBANCORP, INC.

PrivateBancorp, Inc. was incorporated in Delaware in 1989 and became a holding company registered under the Bank Holding Company Act of 1956, as amended.  The PrivateBank and Trust Company (the “Bank” or the “PrivateBank”), the sole bank subsidiary of PrivateBancorp, was opened in Chicago in 1991.  The Bank provides customized business and personal financial services to middle-market companies and business owners, executives, entrepreneurs and families in the markets and communities it serves.

 Today, our Bank serves eight geographic markets in the Midwest, as well as Denver and Atlanta.  The majority of our business is conducted in the greater Chicago market.  We offer a full range of lending, treasury management, investment, and capital markets products and trust and investments services to meet our clients’ commercial and personal needs.  We also originate residential mortgage loans and sell them into the secondary market with servicing released.

Our principal executive offices are located at 120 S. LaSalle Street, Chicago, Illinois 60603, and our telephone number is (312) 564-2000.  We maintain a website located at www.pvtb.com.  Information contained or referenced on our website is not incorporated by reference into and does not form a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Except as specified in any prospectus supplement that accompanies this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for working capital and other general corporate purposes.  Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends, on a consolidated basis.  The ratio of earnings to fixed charges has been computed by dividing:

•	net income plus all applicable income taxes plus fixed charges, by

•	fixed charges.

Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, FHLB advances, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

		Year Ended December 31,
	Three Months Ended March 31, 2011	2010	2009*	2008*	2007	2006
Ratio of earnings to fixed charges:
excluding interest on deposits.....................	3.10	1.00	(0.20)	(3.02)	1.52	4.14
including interest on deposits......................	1.65	1.00	0.67	0.28	1.08	1.39
Ratio of earnings to fixed charges and preferred stock dividends:
excluding interest on deposits.....................	2.01	0.71	(0.15)	(2.98)	1.51	4.14
including interest on deposits......................	1.41	0.89	0.62	0.28	1.08	1.39
_______________
*
The earnings for the years ended December 31, 2009 and December 31, 2008 (excluding deposit interest) were inadequate to cover total fixed charges for the year. The coverage deficiencies for 2009 and 2008 were $61.2 million and $22.7 million excluding preferred dividends, respectively, and $73.7 million and $23.3 million including preferred dividends, respectively.

SELLING SECURITYHOLDERS

If securities covered by this prospectus are to be offered and sold by selling securityholders, the applicable prospectus supplement will name the selling securityholders, the amount and type of securities being offered, and any other material terms we are required to disclose regarding the offering and the securities being sold by each selling securityholder.

SECURITIES THAT MAY BE OFFERED

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We also may include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.  The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

 Common Stock

We may use this prospectus and an applicable prospectus supplement to offer our common stock, without par value.  In the prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

 Preferred Stock and Depositary Shares

We may use this prospectus and an applicable prospectus supplement to offer shares of our preferred stock, without par value, in one or more series. In the prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

 Debt Securities

We may use this prospectus and an applicable prospectus supplement to offer our general debt obligations, which may be senior or subordinated.  Our debt securities, including senior notes and subordinated notes, may be senior or subordinated in priority of  payment.  The applicable prospectus supplement will describe the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

 Purchase Contracts

We may use this prospectus and an applicable prospectus supplement to issue purchase contracts, including contracts issued as part of a unit with one or more other securities, that obligate us to sell to holders, or for holders to purchase from us, our senior or subordinated debt, preferred stock, depositary shares or common stock.  The consideration per security may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.

 Units

We may use this prospectus and an applicable prospectus supplement to offer any combination of one or more of our debt securities, preferred stock, depositary shares, common stock, warrants or other securities or property, together as units.  In the prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

 Warrants

We may use this prospectus and an applicable prospectus supplement to offer and sell warrants for the purchase of our debt securities, preferred stock, common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock being registered does not purport to be complete and is qualified, in all respects, to applicable Delaware law and provisions of our amended and restated certificate of incorporation, as amended, and our amended and restated by-laws.  These documents are incorporated by reference in this prospectus.  See “Where You Can Find More Information.”

 Common Stock

We are authorized to issue 174,000,000 shares of voting common stock, without par value, (referred to in this section as “common stock”), of which 71,812,156 shares were outstanding on May 31, 2011.  As of May 31, 2011, (i) 4,017,045 shares of our common stock were reserved for issuance upon the exercise or settlement of outstanding equity-based awards; (ii) 4,679,854 shares were reserved and available for future issuance under our incentive compensation plans; (iii) 110,116 shares were reserved for issuance under our deferred compensation plan; (iv) 3,536,000 shares were reserved for issuance upon conversion of outstanding shares of our nonvoting common stock; and (v) 645,013 shares were reserved for issuance upon exercise of a warrant held by the U.S. Treasury.  Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Dividends.  The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by our board of directors out of funds legally available therefor.  We may pay dividends if, as and when declared by our board of directors.  The payment of dividends is subject to limitations imposed by the Delaware General Corporation Law, or DGCL, and applicable banking laws and regulations.  If we issue additional series of preferred stock in the future, the holders thereof may have a priority over the holders of the common stock with respect to dividends. No dividends shall be paid or declared on any particular series of preferred stock unless dividends shall be paid or declared pro rata on all outstanding shares of preferred stock in each other series which ranks equally as to dividends with such particular series.

Voting Rights.  The holders of our common stock possess voting rights in us.  Stockholders elect our board of directors and act on such other matters as are required to be presented to them under the DGCL, requirements of the Nasdaq Stock Market or our amended and restated certificate of incorporation, or as are otherwise presented to them by the board of directors.  Each holder of common stock is entitled to one vote per share on all matters to be voted upon by our stockholders and does not have any right to cumulate votes in the election of directors or otherwise.  Accordingly, holders of more than 50% of the outstanding shares of our common stock are able to elect all of the directors to be elected each year. Certain matters require a two-thirds stockholder vote under our amended and restated certificate of incorporation.

Liquidation.  In the event of our liquidation or dissolution, the holders of shares of common stock are entitled to share ratably in any of our assets retained after payment in full to creditors and, if any preferred stock is then issued and outstanding, after payment to holders of such preferred stock but only to the extent of any liquidation preference.  Holders of our outstanding Series A Junior Nonvoting Preferred Stock currently have, and if additional series of preferred stock are issued, the holders thereof may have, a priority over the holders of our common stock in the event of any liquidation or dissolution.

Preemptive Rights and Redemption.  Under our amended and restated certificate of incorporation, the terms of our common stock do not entitle holders to preemptive rights with respect to any shares that we may issue in the future, and our common stock is not subject to mandatory redemption by us.  However, certain affiliates of GTCR Golder Rauner II, L.L.C., or “GTCR,” that hold shares of our common stock are contractually entitled to preemptive rights in certain circumstances.

 Preferred Stock

Our board of directors is authorized, pursuant to our amended and restated certificate of incorporation, to issue up to 1,000,000 shares of preferred stock, without par value, in one or more series with respect to which our board of directors, without stockholder approval, may determine voting, conversion and other rights, which could adversely affect the rights of the holders of our common stock.  Except for the (i) 243,815 shares of preferred stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and outstanding as of May 31, 2011 and (ii) 1,951.037 shares of our preferred stock designated as Series A Junior Nonvoting Preferred Stock, none of which was outstanding as of May 31, 2011, no shares of our authorized preferred stock have been designated or are outstanding.  Other than preemptive rights contractually provided to GTCR, stockholders do not have preemptive rights to subscribe for shares of preferred stock.

The rights of the holders of our common stock would generally be subject to the prior rights of the preferred stock that may be issued in the future with respect to dividends, liquidation preferences and other matters.  The dividend rights, dividend rates, conversion rights, conversion prices, voting rights, redemption rights and terms (including sinking fund provisions, if any), the redemption price or prices and the liquidation preferences of any future series of the authorized preferred stock and the numbers of such shares of preferred stock in each series will be established by our board of directors as such shares are to be issued.  It is not possible to state the actual effect of currently undesignated preferred stock on the rights of holders of common stock until the board of directors determines the rights of the holders of a series of the preferred stock.  However, such effects might include (i) restrictions on our ability to pay dividends on our common stock; (ii) dilution of the voting power of our common stock to the extent that the preferred stock were given voting rights; (iii) dilution of the equity interest and voting power of our common stock if the preferred stock were convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution until the satisfaction of any liquidation preference granted to holders of the preferred stock.

Furthermore, our board of directors could direct us to issue, in one or more transactions, shares of preferred stock or additional shares of common stock or rights to purchase such shares (subject to the limits imposed by applicable laws and the rules of any stock exchange to the extent that such rules are or may become applicable to, or may be observed by, us) in amounts which could make more difficult and, therefore, less likely, a takeover, proxy contest, change in our management or any other extraordinary corporate transaction which might be opposed by the incumbent board of directors.  Any issuance of preferred stock or of common stock could have the effect of diluting the earnings per share, book value per share and voting power of common stock held by our stockholders.

Should we undertake to offer one or more new series of preferred stock, a description specific to that series of preferred stock will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of our securities will be passed upon for us by the General Counsel of the Company.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 2011 and March 31, 2010, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate report dated May 9, 2011, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus.  This means we can disclose important information to you by referring you to another document filed separately with the

SEC.  The information incorporated by reference is an important part of this prospectus, except for any information superseded by information in this prospectus or the applicable prospectus supplement.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34066);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2011 (File No. 001-34066);

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2011 (except with respect to information furnished pursuant to Item 2.02), March 1, 2011 and May 27, 2011 (File Nos. 001-34066); and

•	the description of our common stock contained in our Registration Statement on Form 8-A, as amended, dated April 28, 1999 (File No. 0-25887).

We also incorporate by reference any filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of any offering covered by this prospectus and any applicable prospectus supplement.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any applicable prospectus supplement, or in any other document filed later that is also incorporated in this prospectus or any applicable prospectus supplement by reference, modifies or supersedes the statement.  Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.  The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to the Corporate Secretary at 120 South LaSalle St., Suite 400, Chicago, Illinois 60603, (312) 564-2000.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 to which this prospectus relates.  This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and in the exhibits attached or incorporated by reference in the registration statement.  For further information about us and our securities, you should refer to the registration statement and to any applicable supplement(s) to this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549.  Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 100 F Street, N.E., Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.  Our SEC filings are also available on our website at  www.pvtb.com  and at the office of the Nasdaq Stock Market.  For further information on obtaining copies of our public filings at the Nasdaq Stock Market, you should call (212) 656-5060.

Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Units
Warrants
Depositary Shares

PROSPECTUS

June 10, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the distribution of securities being registered.  All amounts are estimates.

SEC registration fee		*
Legal fees and expenses		**
Accounting fees and expenses		**
Blue sky fees and expenses		**
Trustee’s fees and expenses		**
Printing and related expenses		**
Transfer agent fees and expenses		**
Miscellaneous expenses	$	**
Total	$	**

*	In accordance with Rules 456(b) and 457(c) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.
**	Fees and expenses will depend on the total number of issuances and the value or number of the securities that may be issued. As such, these fees and expenses cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against actual and reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed: (a) that the individual’s conduct was in the corporation’s best interests; (b) that the individual’s conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual’s conduct was unlawful.  However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

Article Ninth of the Amended and Restated Certificate of Incorporation, as amended, of PrivateBancorp, Inc. (the “Registrant”) provides as follows:

“NINTH:  The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding.  The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding.

The words “liabilities” and “expenses” shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs.  The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH or otherwise.

For purposes of this Article NINTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

The provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.”

Article XI of the Amended and Restated By-laws of the Registrant provides as follows:

“SECTION 11.1  Third-Party Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding; if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 11.2  Derivative Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.  However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court of common pleas or other court shall deem proper.

SECTION 11.3  Rights After Successful Defense.  To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.1 or 11.2, above, or in defense of any claim, issue, or matter in that action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

SECTION 11.4  Other Determination of Rights.  Unless ordered by a court, any indemnification made under Section 11.1 or 11.2, above, shall be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2, above.  The determination shall be made (a) by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the described quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the stockholders; or (d) by the court in which the action, suit, or proceeding was brought.

SECTION 11.5  Advances of Expenses.  Expenses of each person seeking indemnification under Section 11.1 or 11.2, above, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, on receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

SECTION 11.6  Nonexclusiveness; Heirs.  The indemnification provided by this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled as a matter of law or under the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders, any insurance purchased by the Corporation, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.”

The Registrant has entered into indemnification agreements with certain directors and executive officers to indemnify them against certain liabilities. Consistent with the provisions of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, under the terms of the agreements, the Registrant will indemnify its directors and executive officers to the fullest extent permitted under applicable law against all expenses, liabilities and losses incurred in connection with any legal proceeding brought against any of them by reason of their status as directors, officers, employees, agents or fiduciaries of the Registrant.  The expenses, liabilities and losses which the Registrant is obligated to pay may include judgments, fines and amounts paid in settlement of such legal proceedings by its directors and executive officers so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Registrant.

The Registrant maintains directors and officers liability insurance to cover various expenses, liabilities and losses, if any, resulting from actions taken by directors and officers in such capacities, and current and former directors and officers are named insureds under such policies.

Item 16.  Exhibits.

The following is a list of all exhibits filed as part of this Registration Statement, including those incorporated by reference.

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities.*
1.2	Form of Underwriting Agreement for Common Stock.*
1.3	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.*
1.4	Form of Underwriting Agreement for Purchase Contracts, Warrants or Units.*
4.1
Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 000-25887) and incorporated herein by reference).

4.2
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (File No. 000-25887) and incorporated herein by reference).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on June 19, 2009 (File No. 001-34066) and incorporated herein by reference.

Exhibit Number	Description
4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, amending and restating the Certificate of Designations of the Series A Junior Non-Voting Preferred Stock of Private Bancorp, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K filed on June 19, 2009 (File No. 001-34066) and incorporated herein by reference).

4.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.3 to the Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 001-34066) and incorporated herein by reference).

4.6
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated January 28, 2009 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on February 3, 2009 (File No. 001-34066) and incorporated herein by reference).

4.7
Amended and Restated By-laws of PrivateBancorp, Inc. (filed as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2009 (File No. 001-34066) and incorporated herein by reference).

4.8
Certain instruments defining the rights of the holders of long-term debt of PrivateBancorp, Inc. and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of PrivateBancorp, Inc. and its subsidiaries on a consolidated basis, have not been filed as exhibits.  The Registrant hereby agrees to furnish a copy of any of these agreements to the SEC upon request.

4.9
Form of Preemptive and Registration Rights Agreement dated as of November 26, 2007 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 27, 2007 (File No. 000-25887) and incorporated herein by reference).

4.10
Amendment No. 1 to Preemptive and Registration Rights Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P. (filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 19, 2009 (File No. 001-34066) and incorporated herein by reference).

4.11
Warrant dated January 30, 2009, as amended, issued by PrivateBancorp, Inc. to the United States Department of the Treasury to purchase shares of common stock of PrivateBancorp, Inc. (filed as Exhibit 4.2 to the Current Report on Form 8-K filed on February 3, 2009 (File No. 001-34066) and incorporated herein by reference).

4.12	Form of Indenture to be used in connection with the issuance of Senior Debt Securities and Subordinated Debt Securities.*
4.13	Form of Senior Debt Security.*
4.14	Form of Subordinated Debt Security.*
4.15	Form of Deposit Agreement, including form of Depositary Receipt.*
4.16	Form of Warrant Agreement, including form of Warrant Certificate.*

Exhibit Number	Description
4.17	Form of Purchase Contract.*
4.18	Form of Unit Certificate.*
5.1	Opinion of General Counsel of PrivateBancorp, Inc.
12.1	Computation of Ratio of Earnings to Fixed Charges.
15.1	Acknowledgement of Ernst & Young LLP.
23.1	Consent of General Counsel of PrivateBancorp, Inc. (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney.†

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
†	Included on signature page.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PrivateBancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 10th day of June 2011.

PRIVATEBANCORP, INC. (Registrant) By: /s/ Larry D. Richman Larry D. Richman President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry D. Richman, Kevin M. Killips and Jennifer R. Evans, and each or either of them, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any related registration statement and its amendments filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Larry D. Richman Larry D. Richman	President, Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2011
/s/ Kevin M. Killips Kevin M. Killips	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2011
/s/ Ralph B. Mandell Ralph B. Mandell	Executive Chairman and Director	June 10, 2011
/s/ Norman R. Bobins Norman R. Bobins	Director	June 10, 2011
/s/ Robert F. Coleman Robert F. Coleman	Director	June 10, 2011
/s/ James M. Guyette James M. Guyette	Director	June 10, 2011

Name	Title	Date
/s/ Cheryl Mayberry McKissack Cheryl Mayberry McKissack	Director	June 10, 2011
/s/ James B. Nicholson James B. Nicholson	Director	June 10, 2011
/s/ Edward W. Rabin Edward W. Rabin	Director	June 10, 2011
/s/ Collin E. Roche Collin E. Roche	Director	June 10, 2011
/s/ William R. Rybak William R. Rybak	Director	June 10, 2011
/s/ Alejandro Silva Alejandro Silva	Director	June 10, 2011

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities.*
1.2	Form of Underwriting Agreement for Common Stock.*
1.3	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.*
1.4	Form of Underwriting Agreement for Purchase Contracts, Warrants or Units.*
4.1
Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 000-25887) and incorporated herein by reference).

4.2
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (File No. 000-25887) and incorporated herein by reference).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on June 19, 2009 (File No. 001-34066) and incorporated herein by reference.

4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, amending and restating the Certificate of Designations of the Series A Junior Non-Voting Preferred Stock of Private Bancorp, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K filed on June 19, 2009 (File No. 001-34066) and incorporated herein by reference).

4.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as Exhibit 3.3 to the Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 001-34066) and incorporated herein by reference).

4.6
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated January 28, 2009 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on February 3, 2009 (File No. 001-34066) and incorporated herein by reference).

4.7
Amended and Restated By-laws of PrivateBancorp, Inc. (filed as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2009 (File No. 001-34066) and incorporated herein by reference).

4.8
Certain instruments defining the rights of the holders of long-term debt of PrivateBancorp, Inc. and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of PrivateBancorp, Inc. and its subsidiaries on a consolidated basis, have not been filed as exhibits.  The Registrant hereby agrees to furnish a copy of any of these agreements to the SEC upon request.

Exhibit Number	Description
4.9
Form of Preemptive and Registration Rights Agreement dated as of November 26, 2007 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 27, 2007 (File No. 000-25887) and incorporated herein by reference).

4.10
Amendment No. 1 to Preemptive and Registration Rights Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P. (filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 19, 2009 (File No. 001-34066) and incorporated herein by reference).

4.11
Warrant dated January 30, 2009, as amended, issued by PrivateBancorp, Inc. to the United States Department of the Treasury to purchase shares of common stock of PrivateBancorp, Inc. (filed as Exhibit 4.2 to the Current Report on Form 8-K filed on February 3, 2009 (File No. 001-34066) and incorporated herein by reference).

4.12	Form of Indenture to be used in connection with the issuance of Senior Debt Securities and Subordinated Debt Securities.*
4.13	Form of Senior Debt Security.*
4.14	Form of Subordinated Debt Security.*
4.15	Form of Deposit Agreement, including form of Depositary Receipt.*
4.16	Form of Warrant Agreement, including form of Warrant Certificate.*
4.17	Form of Purchase Contract.*
4.18	Form of Unit Certificate.*
5.1	Opinion of General Counsel of PrivateBancorp, Inc.
12.1	Computation of Ratio of Earnings to Fixed Charges.
15.1	Acknowledgement of Ernst & Young LLP.
23.1	Consent of General Counsel of PrivateBancorp, Inc. (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney.†

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
†	Included on signature page.